Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No 3 of Registration Statement (333-283772) on Form S-1 of our report dated August 6, 2024 (December 12, 2024 as to Note 13), relating to the financial statements of Bally’s Chicago, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

January 14, 2025